Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Perini Corporation on Form S-8 of our reports dated March 11, 2004, appearing in the Annual Report on Form 10-K of Perini Corporation for the year ended December 31, 2003.

/s/Deloitte & Touche LLP

Boston, Massachusetts
June 9, 2004